PRESS RELEASE
FOR IMMEDIATE RELEASE

KBW, Inc. Announces Second Quarter and
First Half 2008 Financial Results

New York, NY – July 24, 2008 – KBW, Inc. (NYSE: KBW), a full-service investment bank that specializes in the financial services sector, today announced an operating net loss of $7.8 million, or $0.25 per diluted share, and $13.8 million, or $0.45 per diluted share, for the quarter and six months ended June 30, 2008, respectively.  This compares to operating net income of $12.0 million, or $0.38 per diluted share, and $21.6 million, or $0.68 per diluted share, for the corresponding 2007 periods.  GAAP net loss was $9.7 million, or $0.32 per diluted share, and $17.2 million, or $0.56 per diluted share, for the quarter and six months ended June 30, 2008, respectively, compared to GAAP net income of $10.4 million, or $0.33 per diluted share, and $18.1 million, or $0.57 per diluted share, for the corresponding 2007 periods.  See “Non-GAAP Financial Measures” for a reconciliation of operating results to GAAP.

John G. Duffy, Chairman and Chief Executive Officer, said “We continued to face very difficult credit market conditions, which resulted in further unrealized losses and the inability to complete a securitization of trust preferred securities (PreTSL™) during the second quarter. Although we are disappointed with our loss for the second quarter, our core cash equity and investment banking businesses continue to be strong in a difficult environment.  The outlook suggests that M&A activity in the bank sector will continue to be quite slow primarily due to issues of asset quality and capital adequacy and the potential negative impact of mark-to-market accounting in such transactions. The capital needs for the banking industry are at an all-time high and our capital markets business is well positioned to assist the industry. We have capital in our regulated subsidiaries far in excess of minimum capital requirements. All of our capital is tangible and our strong capital position should allow us to take advantage of dislocations that occur in these unsettled markets.”

Highlights for the quarter ended June 30, 2008 include:

•	Commissions revenue increased 18.0% to $45.6 million compared to $38.6 million for the second quarter of 2007, reflecting significant increases in trading levels related to market volatility.

•
Investment banking revenues decreased 29.8% to $47.3 million compared to $67.3 million for the second quarter of 2007, reflecting lower underwriting and private placements revenues partially offset by higher M&A fees. In particular, given the continuing poor market environment for securitizations, no new PreTSL™ securitization occurred during the second quarter of 2008, compared to a larger than average PreTSL™ securitization completed during the second quarter of 2007.

•
Principal transactions, net resulted in a loss of $29.0 million compared to revenue of $3.6 million for the second quarter of 2007.  The loss was primarily due to market value adjustments on fixed income securities owned, including securities held for PreTSL™ securitizations.

•
Operating compensation and benefits expense was $54.1 million compared to $66.5 million for the second quarter of 2007.  The operating compensation ratio (GAAP compensation and benefits expense adjusted for the 2006 initial public offering restricted stock awards divided by total revenues) was 76.1% compared to 55.5% in the second quarter of 2007.  GAAP compensation and benefits expense was $57.0 million compared to $69.5 million for the second quarter of 2007.

•
Non-compensation expenses decreased 8.7% to $28.9 million compared to $31.7 million for the second quarter of 2007.  The decrease was primarily due to a decrease in interest expense, partially offset by increases in business development expense and brokerage and clearance expense.

•	As of June 30, 2008, preliminary stockholders’ equity, which was all tangible, amounted to $450.7 million or approximately 68% of total assets. Preliminary book value per share was $15.30.

Highlights for the six months ended June 30, 2008 include:

•	Commissions revenue increased 30.5% to $98.4 million compared to $75.4 million for the first six months of 2007, reflecting significant increases in trading levels related to market volatility.

•
Investment banking revenues decreased 20.7% to $90.3 million compared to $113.9 million for the first six months of 2007, reflecting lower underwriting and private placements revenues, partially offset by higher M&A fees. In particular, the negative market environment in 2008 for securitizations prevented the issuance of new pools of PreTSL™ securities during the first half of 2008 compared with two larger than average PreTSL™ transactions that were completed during the same 2007 period.

•
Principal transactions, net resulted in a loss of $59.1 million compared to revenue of $11.8 million for the first six months of 2007.  The change was primarily due to negative valuation adjustments on fixed income securities owned, including securities held for PreTSL™ securitizations.

•
Operating compensation and benefits expense was $111.4 million compared to $124.1 million for the first six months of 2007.  The operating compensation ratio was 76.3% compared to 56.1% in the first six months of 2007.  GAAP compensation and benefits expense was $116.9 million compared to $130.2 million for the first six months of 2007.

•
Non-compensation expenses decreased 2.0% to $57.3 million compared to $58.4 million for the first six months of 2007.  The decrease was primarily due to a decrease in interest expense, offset by increases in brokerage and clearance expense and communications and data processing expense.

KBW, Inc. expects to file its quarterly report on Form 10-Q with the U.S. Securities and Exchange Commission on or about August 11, 2008.

Conference Call

A conference call with management discussion of financial results for the quarter and six months ended June 30, 2008 will be held today at 9:00 a.m. eastern time, and can be accessed at (866) 770-7051 (within U.S. and Canada)/(617) 213-8064 (International) (Code:  33413103).  A replay of the call will be available approximately two hours post-call at (888) 286-8010) (within U.S. and Canada)/(617) 801-6888 (International) (Code:  78487197).  A live audio webcast and delayed replay will also be available under “Investor Relations” at http://www.kbw.com.

About KBW
KBW, Inc. through its subsidiaries Keefe, Bruyette & Woods, Inc., Keefe, Bruyette & Woods Limited and KBW Asset Management, is a full service investment bank specializing in the financial services industry.

Statements in this press release that are not statements of historical or current fact constitute forward-looking statements.  In some cases, you can identify these statements by words such as “may”, “might”, “will”, “should”, “expect”, “plan”, “intend”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, or “continue”, the negative of these terms and other comparable terminology.  Such forward-looking statements, which are based on various underlying assumptions and expectations and are subject to risks, uncertainties and other unknown factors, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business.  These statements are only predictions based on our current expectations and projections about future events, and there are or may be important factors that could cause our actual results to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements.  These factors include, but are not limited to, those discussed under the caption “Risk Factors” in our annual report on Form 10-K , which is available at the Securities and Exchange Commission website at www.sec.gov.  Unless required by law, we undertake no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

KBW, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(Dollars in thousands, except per share information)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2008	2007	2008	2007
Revenues:
Investment banking	$47,253	$67,308	$90,340	$113,945
Commissions	45,601	38,629	98,367	75,400
Principal transactions, net	(29,037)	3,610	(59,137)	11,808
Interest and dividend income	6,368	8,665	14,460	17,227
Investment advisory fees	287	445	593	822
Other	699	1,095	1,400	1,830

Total revenues	71,171	119,752	146,023	221,032

Expenses:
Compensation and benefits	57,000	69,456	116,933	130,224
Occupancy and equipment	4,539	4,473	9,282	9,055
Communications and data processing	6,919	6,446	13,342	11,567
Brokerage and clearance	5,887	5,374	13,040	11,056
Interest	1,176	4,105	3,244	6,663
Business development	4,128	3,518	7,917	7,195
Other	6,291	7,790	10,471	12,905
Non-compensation expenses	28,940	31,706	57,296	58,441
Total expenses	85,940	101,162	174,229	188,665
(Loss) / income before income tax (benefit) / expense	(14,769)	18,590	(28,206)	32,367
Income tax (benefit) / expense	(5,031)	8,195	(10,969)	14,251
Net (loss) / income	$(9,738)	$10,395	$(17,237)	$18,116

Earnings per share(1):
Basic	$(0.32)	$0.34	$(0.56)	$0.59
Diluted	$(0.32)	$0.33	$(0.56)	$0.57

Weighted average number of common shares outstanding(1):
Basic	30,800,637	30,603,734	30,767,838	30,622,133
Diluted	30,800,637	31,543,189	30,767,838	31,534,205

(1) In accordance with Statement of Financial Accounting Standards No. 128, basic and diluted outstanding are equal for the three and six months ended June 30, 2008.

Non-GAAP Financial Measures

Our management has utilized non-GAAP calculations of presented compensation and benefits expense, (loss) / income before income tax (benefit) / expense, income tax (benefit) / expense, net (loss) / income, compensation ratio and basic and diluted earnings per share that are adjusted in the manner presented as an additional device to aid in understanding and analyzing our financial results for the three and six months ended June 30, 2008. Specifically, our management believes that the non-GAAP measures provide useful information by excluding certain items that may not be indicative of our core operating results and business outlook. Our management believes that these non-GAAP measures will allow for a better evaluation of the operating performance of our business and facilitate meaningful comparison of our results in the current period to those in prior periods and future periods. Our reference to these non-GAAP measures should not be considered as a substitute for results that are presented in a manner consistent with GAAP. These non-GAAP measures are provided to enhance investors’ overall understanding of our current financial performance.

A limitation of utilizing these non-GAAP measures of compensation and benefits expense, (loss) / income before income tax (benefit) /expense, income tax (benefit) / expense, net (loss) / income, compensation ratio and basic and diluted earnings per share is that the GAAP accounting effects of these events do in fact reflect the underlying financial results of our business and these effects should not be ignored in evaluating and analyzing our financial results. Therefore, management believes that our GAAP measures of compensation and benefits expense, (loss) / income before income tax (benefit) / expense, income tax (benefit) / expense, net (loss) / income, compensation ratio and basic and diluted earnings per share and the same respective non-GAAP measures of our financial performance should be considered together.

We have reported in this press release our compensation and benefits expense, (loss) / income before income tax (benefit) / expense, income tax (benefit) / expense, net (loss) / income, compensation ratio and basic and diluted earnings per share on a non-GAAP basis for the three and six months ended June 30, 2008. The non-GAAP amount excluded compensation expense related to the amortization of IPO restricted stock awards granted in November 2006.

We expect to grant restricted stock awards and other share-based compensation in the future. We do not expect to make any such substantial grants to employees outside of our regular compensation and hiring process, as we did when we granted the restricted stock awards in connection with our IPO.

The following provides details with respect to reconciling compensation and benefits expense, (loss) / income before income tax (benefit) / expense, income tax (benefit) / expense, net (loss) / income, compensation ratio and basic and diluted earnings per share on a GAAP basis for the three and six months ended June 30, 2008 to the aforementioned captions on a non-GAAP basis in the same respective periods.

(Dollars in thousands, except per share information)
	GAAP	Reconciliation Amount		Non-GAAP
Three Months Ended June 30, 2008
Compensation and benefits expense	$57,000	$(2,874	) (a)	$54,126
(Loss) / income before income tax (benefit) / expense	(14,769)	$2,874	(a)	$(11,895)
Income tax (benefit) / expense	$(5,031)	$976	(b)	$(4,055)
Net (loss) / income	$(9,738)	$1,898	(c)	$(7,840)
Compensation ratio (d)	80.1%			76.1%

Earnings per share (e):
Basic	$(0.32)	$0.07		$(0.25)
Diluted	$(0.32)	$0.07		$(0.25)

Weighted average number of
common shares outstanding (e):
Basic	30,800,637	-	(f)	30,800,637
Diluted	30,800,637	-	(f)	30,800,637

Six Months Ended June 30, 2008
Compensation and benefits expense	$116,933	$(5,547	) (a)	$111,386
(Loss) / income before income tax (benefit) / expense	$(28,206)	$5,547	(a)	$(22,659)
Income tax (benefit) / expense	$(10,969)	$2,157	(b)	$(8,812)
Net (loss) / income	$(17,237)	$3,390	(c)	$(13,847)
Compensation ratio (d)	80.1%			76.3%

Earnings per share (e):
Basic	$(0.56)	$0.11		$(0.45)
Diluted	$(0.56)	$0.11		$(0.45)

Weighted average number of
common shares outstanding (e):
Basic	30,767,838	-	(f)	30,767,838
Diluted	30,767,838	-	(f)	30,767,838

Three Months Ended June 30, 2007
Compensation and benefits expense	$69,456	$(2,935	) (a)	$66,521
(Loss) / income before income tax (benefit) / expense	$18,590	$2,935	(a)	$21,525
Income tax (benefit) / expense	$8,195	$1,294	(b)	$9,489
Net (loss) / income	$10,395	$1,641	(c)	$12,036
Compensation ratio (d)	58.0%			55.5%

Earnings per share:
Basic	$0.34	$0.05		$0.39
Diluted	$0.33	$0.05		$0.38

Weighted average number of
common shares outstanding:
Basic	30,603,734	-	(f)	30,603,734
Diluted	31,543,189	-	(f)	31,543,189

Six Months Ended June 30, 2007
Compensation and benefits expense	$130,224	$(6,162	) (a)	$124,062
(Loss) / income before income tax (benefit) / expense	$32,367	$6,162	(a)	$38,529
Income tax (benefit) / expense	$14,251	$2,713	(b)	$16,964
Net (loss) / income	$18,116	$3,449	(c)	$21,565
Compensation ratio (d)	58.9%			56.1%

Earnings per share:
Basic	$0.59	$0.11		$0.70
Diluted	$0.57	$0.11		$0.68

Weighted average number of
common shares outstanding:
Basic	30,622,133	-	(f)	30,622,133
Diluted	31,534,205	-	(f)	31,534,205

(a)	The non-GAAP adjustment represents the pre-tax expense with respect to the amortization of the IPO restricted stock awards granted to employees in November 2006.
(b)	The non-GAAP adjustment with respect to income tax expense represents the elimination of the tax benefit resulting from the amortization of the IPO restricted stock awards in the period.
(c)	The non-GAAP adjustment with respect to net income was the after-tax amortization of the IPO restricted stock awards in the period.
(d)
The three and six months ended June 30, 2008 compensation ratios were calculated by dividing compensation and benefits expense by total revenues of $71,171 and $146,023, respectively.  The three and six months ended June 30, 2007 compensation ratios were calculated by dividing compensation and benefits expense by total revenues of $119,752 and $221,032, respectively.

(e)	In accordance with Statement of Financial Accounting Standards No. 128, basic and diluted common shares outstanding are equal for the three and six months ended June 30, 2008.
(f)	Both the basic and diluted weighted average number of common shares outstanding were not adjusted.

Further information regarding these non-GAAP financial measures is included in our annual report on Form 10-K, which is available to the public at the Securities and Exchange Commission’s (SEC) website at http://www.sec.gov and at our website at http://www.kbw.com. You may also read and copy this report at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549, U.S.A. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

Contacts

Investors:
KBW Investor Relations
Alan Oshiki, 866-529-2339
or
Media:
Intermarket Communications
Neil Shapiro, 212-754-5423

Source: KBW, Inc.